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[Logo] GROVE(R)                                                           [Logo]
       worldwide

Ref: ChgCtl/letter 1.GD.ll0

July 25, 1997

Personal

Robert C Stift Esq
Chairman & CEO
Grove Worldwide
1565 Buchanan Trail East (Rt. 16)
Shady Grove
PA 17256-0021

Dear Bob

1.    Introduction.

      The Company recognises that the possibility of a Change in Control (as defined in Part II of Exhibit A) of Kidde Industries Inc. (the "Company") or a Change in Control of Hanson, with the attendant uncertainties and risks, might result in the departure or distraction of key employees of the Company to the detriment of the Company, Hanson and its stockholders. In light of the possibility of a Change in Control of the Company or Hanson, the Company has determined that it is appropriate to induce key employees to remain with the Company, and to reinforce and encourage their continued attention and dedication. Accordingly, upon your written acceptance of the terms and conditions of this agreement (the "Agreement") evidenced by signing below, the Company intends to provide you the protections set forth herein as of the Effective Date set forth in Section
      8. Capitalized terms not defined in the body of this Agreement shall have the

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P.O. Box 21  Shady Grove, Pennsylvania 17256   717-597-8121    Fax: 717-593-5001
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      meanings set forth in Exhibit A hereto, which is incorporated herein and made a part of this Agreement.

2.    Termination Following a Change in Control.

(a) If a Change in Control of the Company occurs on or after the Effective Date and your employment is terminated during the Post Change in Control Period (i) by the Company without Cause (ii) by you for Good Reason or without Good Reason, (iii) due to your death, (iv) due to your Disability, or (v) due to your Retirement, then you shall be entitled to the amounts and benefits provided in Section 3 herein. Furthermore, if a Change in Control occurs on or after the Effective Date and your employment was terminated within the Pre Change in Control Period (i) by the Company without Cause, (ii) by you for Good Reason (based on an event that occurred within the Pre Change in Control Period), or (iii) due to your death, you shall be entitled to the amounts and benefits provided in
      Section 3 herein.

(b) If a Change in Control of Hanson occurs on or after the Effective Date and your employment was terminated within the Pre Change in Control Period or is terminated during the Post-Change in Control Period (i) by the Company without Cause or (ii) by you for Good Reason then you shall be entitled to the amounts and benefits provided in Section 3 herein.


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3.    Compensation on Change in Control Termination

      If pursuant to Section 2 you are entitled to amounts and benefits under this Section 3, the Company shall, subject to Section 6, pay and provide to you: (A) in a lump sum within five (5) days after such termination (or, if such termination occurred during the Pre Change in Control Period, within five (5) days after the Change in Control) (i) three (3) times your highest annual base salary in effect within one-hundred and eighty (180) days prior to the Change in Control, (ii) three (3) times the highest annual bonus paid or payable to you for any of the last three (3) completed years by the Company (which shall in no event include amounts contributed or allocated by the Company on your behalf or paid to you under any supplemental executive bonus plans applicable to you, (including, without limitation, the 1993 or 1996 HI Long Term Incentive Plans, any other plan commonly referred to by the Company as a "top-hat" plan or any equity related plan)), (iii) any unreimbursed business expenses for the period prior to termination payable in accordance with the Company's policies, and (iv) any base salary, bonus, vacation pay or other deferred compensation accrued or earned under law or in accordance with the Company's policies applicable to you but not yet paid; (B) any other amounts or benefits due under the then employee benefit, equity or incentive plans applicable to you as shall be determined and paid in accordance with such plans; (C) three (3) years of additional service and compensation credit (at your highest compensation level in the one-hundred and eighty (180) day period prior to the Change in Control) for pension purposes under any defined benefit type qualified or nonqualified pension plan or arrangement of the Company and its affiliates applicable to


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      you, measured from the date of termination of employment and not credited to the extent that you are otherwise entitled to such credit during such three (3) year period, which payments shall be made through and in accordance with the terms of the nonqualified defined benefit pension plan or arrangement if any then exists, or, if not, in an actuarially equivalent lump sum (using the actuarial factors then applying in the Company's defined or its affiliates' benefit plan covering you); (D) an amount equal to three (3) years of the maximum Company contribution (assuming you deferred the maximum amount and continued to earn your then current salary), measured from the date of termination of employment under any type of qualified or nonqualified 401(k) plan (payable at the end of each such year and not payable to the extent otherwise contributed to such plan); and (E) payment by the Company of the premiums for you (except in the case of your death) and your dependents' health coverage for three (3) years from the date of termination of your employment under the Company's health plans which cover the senior executives of the Company or materially similar benefits (to the extent not otherwise provided), provided that in the case of termination within one hundred eighty (180) days prior to a Change in Control, the obligations under this subpart (E) shall only exist to the extent that you or your dependents, as the case may be, had timely elected or timely elect COBRA coverage which continued at the time of the Change in Control and the obligation with regard to the period prior to the Change in Control shall be limited to reimbursement of the COBRA premiums previously paid or due for such period. Payments under
      (E) above may, at the discretion of the Company, be made by continuing your participation in the plan as a terminee, by paying


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      the applicable COBRA premium for you and your dependents, or by covering you and your dependents under substitute arrangements, provided that, to the extent you incur tax tat you would not have incurred as an active employee as a result of the aforementioned coverage or the benefits provided thereunder, you shall receive from the Company an additional payment in the amount necessary so that you will have no additional cost for receiving such items or any additional payment. Section 4 hereof shall also continue to apply in all instances.

4.    Indemnification

      (a) The Company and Hanson, jointly and severally, agree that if you are made a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that you are or were a director or officer of the Company or Hanson, and/or any other affiliate of any of such companies, or are or were serving at the request of any of such companies as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee, fiduciary or agent while serving at a director, officer, member, employee, fiduciary or agent, you shall be indemnified and held harmless by the Company and Hanson to the fullest extent authorized by the law applicable to


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            the relevant company, as the same exists or may hereafter be amended, against all Expenses (as defined below) incurred or suffered by you in connection therewith, and such indemnification shall continue as to you even if you have ceased to be an officer, director, member, fiduciary or agent, or are no longer employed by the Company, and shall inure to the benefit of your heirs, executors and administrators. With respect to the obligations set forth in this Section 4, the Company and Hanson shall become liable hereunder with respect to any Proceeding which arises out of or relates to events occurring on or after the Effective Date except to the extent that the liability relates to service with or for another assignee under Section 8 hereof (in which case such assignee shall be liable).

      (b) As used in this Agreement, the term "Expenses" shall include, without limitation, damages, losses, judgements, liabilities, fines, penalties, excise taxes, settlements and reasonable costs, reasonable attorneys' fees, reasonable accountants' fees, and reasonable disbursements and costs of attachment or similar bonds, investigations, and any reasonable expenses of establishing a right to indemnification under this Agreement.

      (c) Expenses incurred by you in connection with any Proceeding shall be paid by the Company and Hanson in advance upon your request and the giving by you of any undertakings required by applicable law.


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      (d)   You shall give the Company and Hanson prompt notice of any claim made against you for which indemnity will or could be sought under this Agreement. In addition, you shall give the Company and Hanson such information and cooperation as it may reasonably require and as shall be within your power and at such times and places as are reasonably convenient for you.

      (e) With respect to any Proceeding as to which you notify the Company and Hanson of the commencement thereof: (i) the company will be entitled to participate therein at its own expense; and (ii) except as otherwise provided below, to the extent that it may wish, the company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof.

      (f) The Company and Hanson shall not be liable to indemnify you under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. Neither the Company nor Hanson shall settle any Proceeding in any manner which would impose any penalty or limitation on you without your written consent. Neither the Company, Hanson nor you will unreasonably withhold or delay their consent to any proposed settlement.

      (g) The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 4 shall not be exclusive of any other right which you may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-


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            laws of the company, agreement, vote of stockholders or
            disinterested directors or otherwise.

5.    Legal Fees

      In the event that a claim for payment or benefits under this Agreement is disputed as a result of events which occurred after a Change in Control, the Company shall pay all reasonable attorney, accountant and other professional fees and reasonable expenses incurred by you in pursuing such claim, unless the claim by you is found to be frivolous by any court or arbitrator.

6.    No Duty to Mitigate/Set-off

      The Company agrees that if your employment with the Company is terminated pursuant to this Agreement during the term of this Agreement, you shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to you by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by you or benefit provided to you as the result of employment by another employer or otherwise. Except as otherwise provided herein and apart from any disagreement between you and the Company concerning interpretation of this Agreement or any term or provision hereof, the Company's obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have


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      against you. The amounts due under Section 3 are inclusive, and in lieu of, any amounts payable under any other salary continuation or cash severance arrangement of the Company on termination of employment that is or may become applicable to you and to the extent paid or provided under any other such arrangement shall be offset against the amount due hereunder.

7.    Effective Date and Term

      (a) Notwithstanding anything else herein, this Agreement shall become effective (the "Effective Date") as of February 24, 1997.

      (b) This Agreement shall be for a term (the "Term") commencing on the Effective Date and terminating at the end of six (6) years from the Effective Date, provided that if a Change in Control has taken place prior to termination of this Agreement, this Agreement shall continue in full force and effect during the Change in Control Protection Period and further provided that the payment and other obligations hereunder shall survive such termination to the extent a Change in Control has occurred during the Term, and in any event, the obligations under Section 4 hereof shall survive the end of the Term with regard to matters occurring during the Term (even if a claim is made after the Term).

8.    Successors; Binding Agreements

      In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger,


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      consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it and this Agreement shall inure to the benefit of such successor. Any such assignment shall not relieve the Company from liability hereunder. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If you die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Agreement to the executors, personal representatives, estate trustees, or administrators of your estate. This Agreement is personal to you and neither this Agreement nor any rights hereunder may be assigned by you.

9.    Communications

      Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by registered mail, postage prepaid as follows:

      (i)   If to the Company at:

                        1565 Buchanan Trail East (Rt. 16)
                        Shady Grove
                        PA 17256-0021

                        Attention: General Counsel


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            with a copy to Hanson at:
                        1 Grosvenor Place
                        London                  Telephone: 0171 245 1245
                        SW1X 7JH                Fax:       0171 235 3455

                        Attention: Legal Director

      (ii) If to you, to the last shown address on the books of the Company or Hanson.

      Any such notice shall be deemed given when so delivered personally, or, if mailed, five (5) days after the date of deposit (in the form of registered or certified mail, return receipt requested, postage prepaid) in the United States postal system. Any party may by notice designate another address or person for receipt of notices hereunder.

10.   Not an Agreement of Employment

      This is not an agreement assuring employment and the Company reserves the right to terminate your employment at any time with or without Cause, subject to the payment provisions hereof if such termination is during the Change in Control Protection Period. You acknowledge that you are aware that you shall have no claim against the Company hereunder or for deprivation of the right to receive the amounts hereunder as a result of any termination that does not specifically satisfy the requirements hereof. The foregoing shall not affect your rights under any other agreement with the Company.


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11.   Miscellaneous

      No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Company Board (as defined in Part III of Exhibit A). No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof and supersedes any prior agreements between the Company and you. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. All references to any law shall be deemed also to refer to any successor provisions to such laws.

12.   Acknowledgement

      You acknowledge that you: (a) have read this Agreement, understand its terms and that it has been entered into by you voluntarily; (b) that the payments to be made hereunder constitute additional compensation to you;
      (c) have had sufficient opportunity to consider this Agreement and discuss it with advisors of your choice, including your attorney and accountants;
      (d) have been informed that you have the right to consider this Agreement for a period of at least 21 days prior to entering into it; (e) have taken sufficient time to consider this Agreement before signing it; and (f) have the right to


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      revoke this Agreement for a period of 7 days following the Agreement's execution by giving written notice to the Company.

13.   Release

      As a material inducement to the Company to enter into this Agreement, you agree for yourself and your heirs, successors, and assigns that upon receipt of the amounts payable under this Agreement you hereby release and forever discharge the Company and any parent or affiliate thereof, its or their respective directors, officers, employees, agents, representatives, successors and assigns, from any and all claims, demands, actions, liability, damages, back pay, attorney fees, or rights of any and every kind or nature, accrued or unaccrued, known or unknown, arising out of or in any manner relating to your employment and termination of employment with the Company or its parents or affiliates including without limitation any alleged violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974 as the same may have been or be amended from time to time or any other federal, state or local law, regulation or ordinance (except for your existing accrued rights under the Company's (or any affiliate of the Company) pension plan, SERP, saving plan, health and welfare benefit plans, and the rights already granted to you under any Stock Option Scheme of Hanson PLC and/or any long term incentive plan of the Company, and except as expressly set forth herein). If requested by the Company you agree to execute a further formal waiver and release at the time of termination of your employment and payment by the


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      Company of the amounts payable under this Agreement in the terms or substantially in the terms set out in this Section 13.

14.   Withholding

      The Company may withhold from any and all amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

15.   Governing Law

      This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Delaware without reference to rules relating to conflicts of law.

                                        Very truly yours,


                                        By: /s/ Keith R. Simmons
                                            -----------------------------
                                            Name: Keith R. Simmons
                                            Title: Sr. VP & General Counsel
                                            & VP of Kidde Industries Inc.


                                        /s/ Robert C. Stift
                                        -------------------------------
                                        Robert C. Stift
                                        Agreed and accepted this
                                        29th day of July 1997


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                                    EXHIBIT A

Part I - Cause

1. Subject to compliance with the notification provisions in this Exhibit A, this Agreement shall not prevent the termination of your employment by the Company for Cause. A termination for Cause means a termination by the Company effected by a written notice of termination for Cause if you have committed any serious breach or (after warning in writing) any repeated or continued material breach of your obligations as Chief Executive of the Company or shall have been guilty of any act of dishonesty or serious misconduct or any conduct which in the reasonable opinion of the Company Board tends to bring you, the Company or Hanson into disrepute. Any delay by the Company in exercising such right to terminate shall not constitute a waiver thereof.

2. A notice of termination for Cause shall mean a notice that shall set forth in reasonable detail the specific basis, facts and circumstances which provide for a basis for termination for Cause.

3. Notwithstanding anything to the contrary contained in this Agreement, if any purported termination for Cause within the Change in Control Protection Period that occurs on or after the Effective Date is held by a court not to have been based on the grounds set forth in this Agreement such purported termination for Cause shall be deemed a termination by the Company without Cause and you shall be entitled to the amounts and benefits provided in Section 3 to the extent, if any, applicable.


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Part II - Change in Control

1. For purposes of this Agreement, a "Change in Control" shall mean either a Change in Control of Hanson or a Change in Control of the Company. Only one (1) Change in Control may occur under this Agreement.

2. Change in Control of Hanson. For purposes of this Agreement, the term "Change in Control of Hanson shall mean (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Act") (other than Hanson, any trustee or other fiduciary holding securities under any employee benefit plan of Hanson or any company owned, directly or indirectly, by the stockholders of Hanson in substantially the same proportions as their ownership of ordinary shares of Hanson), becoming the "beneficial owner" (as defined in Rule l3d-3 under the Act), directly or indirectly, of securities of Hanson representing twenty-five per cent (25%) or more of the combined voting power of Hanson's then outstanding securities; (ii) during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board of Directors of Hanson and any new director (other than a director designated by a person who has entered into an agreement with Hanson to effect a transaction described in clause (i), (iii) or (iv) of this paragraph or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
      Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of Hanson whose election by


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      the Board of Directors of Hanson or nomination for election by Hanson's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of Hanson (iii) the merger or consolidation of Hanson with any other corporation, other than a merger or consolidation which would result in the voting securities of Hanson outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty per cent (50%) of the combined voting power of the voting securities of Hanson or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalisation of Hanson (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquired more than twenty-five per cent (25%) of the combined voting power of Hanson's then outstanding securities shall not constitute a Change in Control of Hanson; or (iv) approval by the stockholders of Hanson of a plan of complete liquidation of Hanson or the closing of the sale or disposition by Hanson of all or substantially all of the assets of Hanson other than the sale or disposition of all or substantially all of the assets of Hanson to a person or persons who beneficially own, directly or indirectly, at least fifty per cent (50%) or more of the combined voting power of the outstanding voting securities of Hanson at the time of the sale.


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3.    Change in Control of the Company. For purposes of this Agreement, the term
      "Change in Control of the Company" shall mean (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than Hanson or a Subsidiary (as defined below) of Hanson) becoming the "beneficial owner" (as defined in Rule l3d-3 under the Act), directly or indirectly, of securities of the Company representing more than fifty per cent (50%) of the combined voting power of the Company's then outstanding securities entitled to vote in a general election of directors; or (ii) all or substantially all of the Company's assets are sold other than to Hanson or a Subsidiary of Hanson. "Subsidiary" shall have the meaning set forth in Section 424 of the Internal Revenue Code of 1986.

4.    Change in Control Protection Period

      For the purposes of this Agreement, the term "Change in Control Protection Period" shall mean the Pre Change in Control Period and the Post Change in Control Period, as each is defined below.

5.    Pre Change in Control Period

      For purposes of this Agreement, Pre Change in Control Period shall mean the one hundred and eighty (180) day period prior to the date of a Change in Control that occurs on or after the Effective Date.


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6.    Post Change in Control Period

      For purposes of this Agreement, Post Change in Control Period shall mean the period commencing on the date of a Change in Control that occurs on or after the Effective Date and ending the day immediately prior to the second anniversary of the Change in Control.

Part III - Company Board

For purposes of this Agreement, the term "Company Board" shall be deemed to refer to the Board of Directors of the Company and Hanson.

Part IV - Disability

For purposes of this Agreement, the term "Disability" shall mean your inability to perform your material duties and responsibilities hereunder due to the same or related physical or mental reasons for more than one hundred eighty (180) consecutive days in any twelve (12) consecutive month period. A termination for Disability shall be deemed to occur when you are terminated by the Company by written notice after you incur a Disability and while you remain disabled.

Part V - Retirement

For purposes of this Agreement, the term "Retirement" shall mean your retirement by the Company at or after your sixty-fifth (65th) birthday to the extent such termination is


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specifically permitted as a stated exception from applicable federal and state age discrimination laws based on position and retirement benefits.

Part VI - Good Reason

1. For purposes of this Agreement, a termination for "Good Reason" shall mean a termination by you effected by a written notice of termination for Good Reason given within ninety (90) days after the occurrence of the Good Reason event. Subject to subsection 2 below, "Good Reason" shall mean the occurrence or failure to cause the occurrence, as the case may be, without your express written consent, of (i) any material diminution of your positions, duties or responsibilities with the Company from the highest position held within (as defined above) the Pre Change in Control Period (except in each case in connection with the termination of your employment for Cause, Disability or as a result of your death, or in the case of a material diminution of duties or responsibilities, temporarily as a result of your illness or other absence) or the assignment to you of duties or responsibilities that are inconsistent with your aforementioned highest position; (ii) your removal from, or the nonreelection to, your positions as an officer with the Company held during the Pre Change in Control Period; (iii) a relocation of the Company's principal United States executive offices to a location more than twenty-five (25) miles from where they are at the time of the Change in Control, or a relocation by the Company of your principal office away from such principal United States executive offices; (iv) a failure by the Company or Hanson (A) to continue any bonus plan, program or arrangement in which you were entitled to


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      participate during the Pre Change in Control Period (the "Bonus Plans"), provided that any such Bonus Plans may be modified at the Company's or Hanson's discretion from time to time but shall be deemed terminated if
      (x) any such plan does not remain substantially in the form in effect prior to such modification or (y) if plans providing you with substantially similar benefits are not substituted therefor ("Substitute Plans"), or (B) to continue you as a participant in the Bonus Plans or Substitute Plans on not less than the same maximum level of award and not more than the same level of difficulty for achievability thereof as was applicable to you immediately prior to any change in such plans, in accordance with the Bonus Plans and the Substitute Plans; (v) any material breach by the Company or Hanson of any provision of this Agreement; (vi) if on the Board of Directors of the Company during the Pre Change in Control Period, your removal from or failure to be reelected to the board;
      (vii) a reduction by the Company of your rate of annual base salary to a level below your highest rate of base salary within one-hundred and eighty
      (180) days prior to the Change in Control; or (viii) failure of any successor of the Company to assume in a writing delivered to you upon the assignee becoming such, the obligations of the Company hereunder.

2. A notice of termination for Good Reason shall indicate the specific basis for termination relied upon and set forth in reasonable detail the facts and circumstances claimed to provide a basis for a termination for Good Reason. The failure by you to set forth in the notice of termination for Good Reason any facts or circumstances which contribute to the showing of Good Reason shall not waive any of your rights hereunder


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GROVE WORLDWIDE


      or preclude you from asserting such fact or circumstance in enforcing your rights hereunder. The notice of termination for Good Reason shall provide for a date of termination not less than ten (10) nor more than sixty (60) days after the date such notice of termination for Good Reason is given.


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